INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement Nos. 33-99408 and 333-1544 of Periphonics Corporation, each on Form S-8, of our report dated July 14, 1998, appearing in this Annual Report on Form 10-K of Periphonics Corporation for the year ended May 31, 1998.

DELOITTE & TOUCHE LLP

Jericho, New York
August 26,  1998